As filed with the Securities and Exchange Commission on July 1, 2005.                   File No. 333-100454

                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                       Post-Effective Amendment No. 1 to
                                    Form S-8

                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933

                                    UTG, Inc.
             (Exact name of Registrant as specified in its charter)

             Delaware                                       20-2907892
      (State or other jurisdiction                       (I.R.S. Employer
     of incorporation or organization)                  Identification Number)

              5250 South Sixth Street, Springfield, Illinois, 62703
             (Address of Principal Executive Offices)       (Zip Code)

       United Trust Group, Inc. Employee and Director Stock Purchase Plan
                              (Full title of plan)

                               Theodore C. Miller
     Corporate Secretary, Senior Vice President and Chief Financial Officer
                            United Trust Group, Inc.
                             5250 South Sixth Street
                           Springfield, Illinois 62703
                                 (217) 241-6300
 (Name, address and telephone number, including area code, of agent for service)

                                    Copy to:
                             Cynthia W. Young, Esq.
                           Wyatt, Tarrant & Combs, LLP
                      500 West Jefferson Street, Suite 2800
                           Louisville, Kentucky 40202
                                 (502) 589-5235

This  registration  statement also covers an indeterminate  number of additional shares of Common Stock as may be issued pursuant to the anti-dilution provisions of the plan and pursuant to Rule 416(a)  under the  Securities  Act of 1933,  as amended under the Plan described herein.

                   Post-Effective Amendment No. 1 to Form S-8

                                Explanatory Note

     This Post-Effective  Amendment No. 1 to Registration  Statement on Form S-8
is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended
(the "Securities  Act"), in connection with the  reincorporation of United Trust
Group, Inc., an Illinois corporation ("United"), as a Delaware corporation.  The reincorporation  was effected  pursuant to an Agreement  and Plan of Merger (the
"Merger   Agreement")   between   UTG,   Inc.,  a  Delaware   corporation   (the
"Registrant"),  and  United.  The Merger  Agreement  provides  for,  among other things, the merger of United with and into the Registrant, United's wholly owned subsidiary (the "Merger"). The Merger Agreement was approved by the shareholders of United at a meeting  for which  proxies  were  solicited  pursuant to Section
14(a) of the Securities  Exchange Act of 1934, as amended (the "Exchange  Act"), which was held on June 15, 2005.

     As a result of the Merger, which was consummated on even date herewith; (i)
each  share of common  stock,  no par  value per  share,  of United  issued  and outstanding was converted into a share of common stock of the  Registrant;  (ii)
each option and right to acquire  shares of United was converted into and became an  equivalent  option and a right to  acquire an equal  number of shares of the
Registrant's  common  stock;  and (iii) the exercise  price per share under each option and right  remained  equal to the  exercise  price per share  immediately prior to the Merger.  Immediately  prior to the consummation of the Merger,  the
Registrant had nominal assets and liabilities.

     In accordance with Rule 414 under the Securities  Act, the  Registrant,  as successor issuer to United, hereby expressly adopts this Registration  Statement as its own for all  purposes of the  Securities  Act and the  Exchange  Act. The
United Trust Group, Inc. Employee and Director Stock Purchase Plan to which this
Registration  Statement  relates  shall be known as the UTG,  Inc.  Employee and
Director Stock Purchase Plan.

     The  applicable  registration  fees were  paid at the time of the  original filing of this Registration Statement.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

     The following documents filed by the Registrant (File No. 0-16867) with the
Securities and Exchange Commission (the "Commission") pursuant to the Securities
Exchange Act of 1934, as amended (the "Exchange Act"),  are incorporated  herein by reference  and deemed to be a part hereof from the date of the filing of such documents:

     1. The Registrant's  Annual Report on Form 10-K for the year ended December
31, 2004, as amended;

     2. The  Registrant's  Quarterly  Report on Form 10-Q for the quarter  ended
March 31, 2005;

     3. The Registrant's Current Reports on Form 8-K filed March 24, 2005, April
19, 2005 and July 1, 2005; and

     4. The  description  of the  Registrant's  Common  Stock  contained  in the
Registrant's  Current Report on Form 8-K filed of even date herewith,  including any  subsequent  amendment  or report  filed for the  purpose of  updating  that description.

     All documents  subsequently  filed by the  Registrant  pursuant to Sections
13(a),  13(c),  14 and  15(d) of the  Exchange  Act,  prior to the  filing  of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold,  shall be deemed to be incorporated by reference in this Registration  Statement and to be a part hereof from the date of filing of such documents.

Item 4.           Description of Securities.

                  Not Applicable.

Item 5.           Interests of Named Experts and Counsel.

                  Not Applicable.

Item 6.           Indemnification of Directors and Officers.

     The  circumstances  under  which a Delaware  corporation  may  indemnify  a director, officer, employee or agent of the corporation are set forth in Section
145 of the Delaware  General  Corporation  Law.  Article VII of the Registrant's
Bylaws is substantially similar to the statute, and provides as follows:

                         "Indemnification and Insurance

     1. Right to  Indemnification.  Each person who was or is made a party or is threatened to be made a party to or becomes involved in any threatened,  pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, (hereinafter a proceeding), by reason  of the fact  that he or she,  or a person of whom he or she is the legal representative,  is or was a director or officer of the corporation or is or was serving at the request of the  corporation as a director,  officer,  employee or agent of another corporation or of a partnership,  joint venture, trust or other enterprise,  including  service with respect to employee benefit plans,  whether the basis of such  proceeding  is alleged  action in an  official  capacity as a director,  officer,  employee or agent or any other  capacity while serving as a director,  officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by Delaware General Corporation
Law, as the same exists or may  hereafter  be amended  (but,  in the case of any such amendment,  only to the extent that such amendment  permits the corporation
to  provide  broader   indemnification   rights  than  such  law  permitted  the
corporation to provide prior to such amendment)  against all expense,  liability and loss  (including  attorney  fees,  judgments,  fines,  ERISA excise taxes or penalties and amounts paid or to be paid in settlement)  actually and reasonably
incurred  or  suffered  by  such  person  in  connection  therewith,   and  such
indemnification shall continue as to a person who has ceased to be a director or officer  and shall  inure to the  benefit  of his or her  heirs,  executors  and administrators; provided, however, that, except as provided in Section 2 of this
Article  VII,  the   corporation   shall   indemnify  any  such  person  seeking
indemnification in connection with the proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) is authorized by the board of directors of the corporation.  The right to indemnification conferred in this
Section 1 of this  Article VII shall be a contract  right and shall  include the right to be paid by the corporation the expenses  incurred in defending any such proceeding in advance of its final disposition;  provided, however, that, if the
Delaware General Corporation Law requires, the payment of such expenses incurred by a current  director or officer in his or her  capacity as director or officer
(and not in any other  capacity  in which  service  was or is  rendered  by such person while a director or officer, including, without limitation, service to an employee  benefit  plan) in advance of the final  disposition  of a  proceeding, shall be made only upon delivery to the corporation of an undertaking,  by or on behalf of such  director  or officer,  to repay all amounts so advanced  that it shall  ultimately be determined that such director or officer is not entitled to be  indemnified  under this section or otherwise.  The  corporation  may, to the extent  authorized from time to time by the board of directors,  grant rights to indemnification,  and to the advancement of expenses to any employee or agent of the  corporation  to the fullest extent of the provisions of this Section 1 with respect to the  indemnification  and  advancement  of expenses of directors  and officers of the corporation.

     2. Right of  Claimant to Bring  Suit.  If a claim  under  Section 1 of this
Article  VII is not  paid in  full by the  corporation  within  60 days  after a written  claim has been  received by the  corporation,  the claimant may, at any time thereafter, bring suit against the corporation to recover the unpaid amount of the claim and,  if  successful  in whole or in part,  the  claimant  shall be entitled to be paid also the expense of prosecuting  such a claim. It shall be a defense to any such action (other than an action  brought to enforce a claim for
expenses   incurred  in  defending  any  proceeding  in  advance  of  its  final disposition  where  the  required  undertaking,  if any is  required,  has  been tendered  to the  corporation)  that the  claimant  has not met the  standard of conduct which makes it permissible  under the Delaware  General  Corporation Law for the  corporation to indemnify the claimant for the amount  claimed,  but the burden of  providing  such  defense  shall be on the  corporation.  Neither  the failure of the corporation (including its board of directors,  independent legal counsel  or  its  stockholders)  to  have  made  a  determination  prior  to the commencement of such action that indemnification of the claimant is proper under the circumstances  because he or she has met the ethical standard of conduct set forth in the Delaware General  Corporation  Law, nor an actual  determination by the corporation (including its board of directors,  independent legal counsel or its  stockholders)  that the  claimant has not met such  applicable  standard of conduct,  shall be a defense  to the  action or  create a  presumption  that the claimant has not met the applicable standard of conduct.

     3.  Non-Exclusivity of Rights. The right to indemnification and the payment of  expenses  incurred  in  defending  a  proceeding  in  advance  of its  final disposition  conferred  in this  Article VII shall not be exclusive of any other right  which  any  person  may have or  hereafter  acquire  under  any  statute, provision  of the  certificate  of  incorporation,  bylaw,  agreement,  vote  of stockholders, or disinterested directors or otherwise.

     4. Insurance.  The corporation may maintain  insurance,  at its expense, to protect itself and any director,  officer, employee or agent of the corporation, or another corporation,  partnership,  joint venture,  trust or other enterprise against such expense,  liability or loss,  whether or not the  corporation  will have the power to indemnify such person against such expense, liability or loss, under the Delaware General Corporation Law."

Item 7.           Exemption from Registration Claimed.

                  Not Applicable.

Item 8.           Exhibits

                  See Exhibit Index, which is incorporated herein by reference.

Item 9.           Undertakings

     (a) The undersigned Registrant hereby undertakes:

          (1) To file,  during  any  period  in which  offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the
          Securities Act of 1933;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of this  Registration  Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration  Statement.  Notwithstanding  the foregoing,  any increase  or decrease  in volume of  securities  offered (if the total dollar  value of  securities  offered  would not exceed that which was registered)  and any deviation from the low or high end of the maximum offering  range may be reflected in the form of prospectus  filed with the  Commission  pursuant  to Rule  424(b) if, in the  aggregate,  the changes in volume and price represent no more than a 20 percent change in the maximum aggregate  offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

               (iii) To include any  material  information  with  respect to the plan of  distribution  not previously  disclosed in this  Registration
          Statement  or  any  material  change  to  such   information  in  this
          Registration Statement;

     Provided,  however,  that paragraphs  (a)(1)(i) and (a)(1)(ii) above do not apply if the  registration  statement is on Form S-3, Form S-8 or Form F-3, and the information  required to be included in a post-effective  amendment by  those  paragraphs  is  contained  in  periodic  reports  filed  by  the
     Registrant  pursuant  to  Section  13 or  Section  15(d) of the  Securities
     Exchange  Act  of  1934  that  are   incorporated   by  reference  in  this
     Registration Statement.

          (2) That,  for the  purpose of  determining  any  liability  under the
     Securities Act of 1933, each such post-effective  amendment shall be deemed to be a new registration statement relating to the securities being offered therein,  and the offering of such  securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any  of  the  securities  being  registered  which  remain  unsold  at  the termination of the offering.

     (b) The  undersigned  Registrant  hereby  undertakes  that, for purposes of determining  any liability  under the Securities Act of 1933, each filing of the
Registrant's  annual  report  pursuant to Section  13(a) or Section 15(d) of the
Securities  Exchange  Act of 1934  (and,  where  applicable,  each  filing of an employee  benefit  plan's  annual  report  pursuant  to  Section  15(d)  of  the
Securities  Exchange  Act of 1934) that is  incorporated  by  reference  in this
Registration  Statement  shall  be  deemed  to be a new  registration  statement relating to the securities offered therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors,  officers and controlling  persons of
the  Registrant  pursuant  to  the  foregoing  provisions,   or  otherwise,  the
Registrant  has been advised that in the opinion of the  Securities and Exchange
Commission such indemnification is against public policy as expressed in the Act and is, therefore,  unenforceable. In the event that a claim for indemnification against such  liabilities  (other than the payment by the Registrant of expenses incurred or paid by a director,  officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director,  officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been  settled by  controlling  precedent,  submit to a court of  appropriate jurisdiction the question whether such  indemnification  by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the  requirements of the Securities Act of 1933, the Registrant certifies  that it has  reasonable  grounds to believe  that it meets all of the requirements  for  filing on Form S-8 and has duly  caused  this  Post-Effective
Amendment No. 1 to be signed on its behalf by the  undersigned,  thereunto  duly authorized,  in the City of  Springfield,  State of  Illinois,  on the 30 day of
June, 2005.

                                          UTG, INC.

                                          By: __/s/ Theodore C. Miller_________________

                                          Title:    ___Secretary_______________________

     KNOW ALL MEN BY THESE PRESENTS,  that each person whose  signature  appears below  constitutes and appoints Randall L. Attkisson and Theodore C. Miller with the power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution,  for him or her, and in his or her name, place and stead, in any and all capacities,  to sign any and all amendments  (including  post-effective  amendments) to this Registration
Statement,  and to file the same, with all exhibits thereto, and other documents in connection therewith,  with the Securities and Exchange Commission,  granting unto  said  attorneys-in-fact  and  agents,  and each of them,  full  power  and authority to do and perform each and every act and thing requisite and necessary to be done in and about the  premises,  as fully and to all intents and purposes as he or she might or could do in person,  hereby  ratifying and  confirming all that said  attorneys-in-fact  and agents, or his substitute or substitutes,  may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Post-Effective Amendment No. 1 has been signed below by the following persons on the dates and in the capacities indicated.

         Name                                        Capacity                                 Date

   *                                                 Director                   June 30, 2005
John S. Albin

   *                                                 Director                   June 30, 2005
Randall L. Attkisson

   *                                                 Director                   June 30, 2005
Joseph A. Brinck, II

   *                                                 Director, Chief            June 30, 2005
Jesse T. Correll                                     Executive Officer
                                                     (Principal Executive Officer)

   *                                                 Director                   June 30, 2005
Ward F. Correll

   *                                                 Director                   June 30, 2005
Thomas F. Darden

   *                                                 Director                   June 30, 2005
William W. Perry

   *                                                 Director                   June 30, 2005
James P. Rousey

   *                                                 Chief Financial and        June 30, 2005
Theodore C. Miller                                   Accounting Officer
                                                     (Principal Financial and
                                                     Accounting Officer)

/s/ Theodore C. Miller________
*By:  Theodore C. Miller, as Attorney-in-Fact
Date:  June 30,2005

                                 EXHIBIT INDEX

Exhibit Number          Description

          2    Agreement and Plan of Merger between United Trust Group, Inc. and
               UTG,  Inc.  (incorporated  by reference to  Registrant's  Current
               Report on Form 8-K filed on even date herewith).

          4(a) Certificate of  Incorporation  for the Registrant  dated April 4,
               2005 (incorporated by reference to Registrant's Current Report on
               Form 8-K filed on even date herewith).

          4(b) Bylaws  of  the   Registrant   (incorporated   by   reference  to
               Registrant's  Current  Report  on Form  8-K  filed  on even  date herewith).

          5    Opinion of Wyatt, Tarrant & Combs, LLP.

          23(a) Consent of Wyatt, Tarrant & Combs, LLP (included in Exhibit 5).

          23(b) Consent of Kerber, Eck & Braeckel LLP.

          24   Power of Attorney (precedes signatures).

          99(a) United Trust Group,  Inc.  Employee and Director  Stock Purchase
               Plan  (incorporated  by reference to Registrant's  Form 8-K filed
               September 19, 2003).

          99(b) United  Trust  Group,   Inc.  Stock   Restriction  and  Buy-Sell
               Agreement (included in Exhibit 99(a)).